Exhibit 99.1

T2 Biosystems Announces First Quarter 2020 Financial Results

LEXINGTON, Mass., May 5, 2020 (GLOBE NEWSWIRE)—T2 Biosystems, Inc. (NASDAQ:TTOO), a leader in the rapid detection of sepsis-causing pathogens, today announced financial results for the first quarter ended March 31, 2020.

Recent Highlights

•	Achieved first quarter total revenue of $2.5 million and product revenue of $1.0 million, representing an increase of 43% and a decrease of 20% respectively, compared to the prior year period

•	Executed a worldwide licensing agreement for COVID-19 assay design, to accelerate the development of the T2SARS-CoV-2 TM Panel for the T2Dx® Instrument

•

Received multiyear Innovative Technology contract from Vizient, Inc., the largest healthcare group purchasing organization in the U.S., providing access and contracted pricing for the T2Dx Instrument, T2Candida® Panel and T2Bacteria® Panel

•	Implemented cost savings initiatives across the business resulting in a reduced cost structure and a headcount reduction of 22%

“I am proud of my colleagues for their unwavering commitment to advancing our mission despite the difficulties created by the greatest public healthcare challenge of our lifetime. We continue to deliver our life-saving products to hospitals to aid in the rapid detection of sepsis-causing pathogens, which is essential given the susceptibility of COVID-19 patients to co-infections and secondary infections that can lead to sepsis,” said John Sperzel, President and CEO of T2 Biosystems. “We are fully committed to our 2020 priorities, which now include the development of a SARS-CoV-2 molecular diagnostic test, and have taken important steps to strengthen our balance sheet during the first quarter and to significantly reduce our operating expenses going forward.”

First Quarter 2020 Financial Results

Total revenue for the first quarter of 2020 was $2.5 million, an increase of 43% compared to the prior year period. Product revenue for the first quarter of 2020 was $1.0 million, a decrease of 20% compared to the prior year period. Research revenue for the first quarter of 2020 was $1.5 million, an increase of 218% compared to the prior year period.

Costs and operating expenses for the first quarter of 2020 were $16.1 million, an increase of $0.8 million compared to the prior year period. First quarter 2020 costs and expenses include the write-down of inventories and T2-owned instruments of $1.2 million impaired from the impact of COVID-19 on our business and severance costs from our cost reduction program of approximately $0.4 million which represent a portion of anticipated annual cost reductions of more than $3.7 million.

Net loss for the first quarter of 2020 was $15.0 million or a loss of $0.22 per share, compared to a net loss of $15.1 million or a loss of $0.34 per share in the prior year period.

Total cash and equivalents as of March 31, 2020 were $36.5 million and include net proceeds of $40.1 million from the sale of 68.2 million shares through the ATM and equity credit line facilities during the first quarter of 2020.

2020 Financial Outlook

On March 24, 2020 due to disruption and uncertainties related to the ongoing COVID-19 pandemic, the Company suspended financial and operational guidance for 2020.

Webcast and Conference Call Information

T2’s management team will host a conference call today, May 5, 2020, beginning at 4:30pm ET. Investors interested in listening to the call may do so by dialing 1-800-263-0877 for domestic callers or 1-856-344-9283 for International callers. A live and recorded webcast of the call will be available on the “Investors” section of the Company’s website at www.t2biosystems.com.

About T2 Biosystems

T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, T2Candida® Panel, the T2Bacteria® Panel, and the T2ResistanceTM Panel and are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including the T2CaurisTM Panel, T2SARS-CoV-2TM Panel, and T2Lyme TM Panel, as well as additional products for the detection of bacterial and fungal pathogens and associated antimicrobial resistance markers, as well as biothreat pathogens.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our revenue results and cash balance, the adaptation of the COVID-19 test on the Company’s T2Dx® Instrument, additional patients, timing of testing patients, anticipated product benefits, strategic priorities, product expansion or opportunities, growth expectations or targets, timing of FDA filings or clearances and anticipated operating expenses, as well as statements that include the words “expect,” “intend,” “plan”, “believe”, “project”, “forecast”, “estimate,” “may,” “should,” “anticipate,” and similar statements of a future or forward looking nature. The preliminary, estimated financial results for the first quarter contained in this document are subject to the completion of management’s and the audit committee’s final reviews and our other financial closing procedures and are therefore subject to change. Furthermore, statements contained in this document relating to the recent global outbreak of the novel coronavirus disease (COVID-19), the impact of which remains inherently uncertain on our financial results, are forward-looking statements. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission, or SEC, on March 16, 2020, and other filings the company makes with the SEC from time to time. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

Media Contact:

Gina Kent, Vault Communications

gkent@vaultcommunications.com

610-455-2763

Investor Contact:

Philip Trip Taylor, Gilmartin Group

philip@gilmartinIR.com

415-937-5406

T2 BIOSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$36,323	$11,033
Accounts receivable	2,454	2,825
Inventories	3,275	3,599
Prepaid expenses and other current assets	1,716	1,438
Total current assets	43,768	18,895
Property and equipment, net	4,232	5,845
Operating lease right-of-use assets	2,966	3,360
Restricted cash	180	180
Other assets	206	206

Total assets	$51,352	$28,486

Liabilities and stockholders’ (deficit) equity
Current liabilities:
Notes payable	$43,400	$42,902
Accounts payable	1,686	3,753
Accrued expenses and other current liabilities	10,029	11,207
Derivative liability	2,314	2,425
Deferred revenue	238	285

Total current liabilities	57,667	60,572
Operating lease liabilities, net of current portion	1,350	1,873
Deferred revenue, net of current portion	32	46
Commitments and contingencies
Stockholders’ (deficit) equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding at March 31, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 119,172,630 and 50,651,535 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	119	51
Additional paid-in capital	383,310	342,121
Accumulated deficit	(391,126)	(376,177)
Total stockholders’ (deficit) equity	(7,697)	(34,005)

Total liabilities and stockholders’ (deficit) equity	$51,352	$28,486

T2 BIOSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue:
Product revenue	$1,045	$1,314
Research revenue	—	142
Contribution revenue	1,500	329
Total revenue	2,545	1,785
Costs and expenses:
Cost of product revenue	4,671	4,388
Research and development	4,938	3,901
Selling, general and administrative	6,497	7,055

Total costs and expenses	16,106	15,344

Loss from operations	(13,561)	(13,559)
Interest expense, net	(1,417)	(1,782)
Other income, net	29	194

Net loss and comprehensive loss	$(14,949)	$(15,147)

Net loss per share — basic and diluted	$(0.22)	$(0.34)

Weighted-average number of common shares used in computing net loss per share — basic and diluted	68,637,322	44,282,345